                                                                  Exhibit 10.23

                               SECOND AMENDMENT TO
               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

          This Amendment, dated as of September 3, 1999, is made by and between RSI SYSTEMS, INC., a Minnesota corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC. f/k/a NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

          The Borrower and the Lender have entered into an Amended and Restated Credit and Security Agreement dated as of April 16, 1998 as amended by First Amendment to Amended and Restated Credit and Security Agreement dated as of September 22, 1998 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

          The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "`Borrowing Base' means the lesser of:

               (a) the Maximum Line less the Norwest Bank Revolving Advances; or

               (b) the sum of:

                    (i) 80% of Eligible Accounts,

                    (ii) 100% of Eligible Certificates of Deposits, plus

                    (iii) 100% of Eligible Marketable Securities."

          "`Collateral' means the Special Account, all of the Borrower's Equipment, General Intangibles, Inventory, Receivables, all sums on deposit in any Collateral

     Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; and (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

          "`Issuer' means the issuer of any Letter of Credit."

          "`L/C Amount' means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement."

          "`L/C Application' means an application and agreement for Letters of Credit in a form acceptable to the Issuer and the Lender."

          "`Letter of Credit' has the meaning given in Section 2.11."

          "`Maturity Date' means June 26, 2001."

          "`Maximum Line' means $2,500,000."

          "`Obligation of Reimbursement' has the meaning given in Section 2.12(a)."

          "`Obligations' means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement (including but not limited to the Notes and the Obligation of Reimbursement) or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into."

          "`Revolving Note' means the Borrower's Second Replacement Promissory Note, payable to the order of the Lender in substantially the form of Exhibit A to the Second Amendment and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time."

          "`Second Amendment' means the Second Amendment to Amended and Restated Credit and Security Agreement by and between the Borrower and the Lender, dated as of September 3, 1999."

          "`Second Amendment Effective Date' means the date on which the conditions set forth in paragraph 15 of the Second Amendment are either satisfied or waived by the Lender."

          "`Special Account' means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Sections 2.13 and 3.6."

          2. REVOLVING ADVANCES. Section 2.2 of the Credit Agreement is hereby amended to read as follows:

          "Section 2.2 REVOLVING ADVANCES. The Lender agrees, on the terms and conditions set forth herein, to make advances to the Borrower from time to time from the date this Agreement is signed and delivered to the Termination Date (each a "Revolving Advance"). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances plus the L/C Amount would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.2, the Borrower may request Revolving Advances, prepay, and request additional Revolving Advances. The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone."

          3. CAPITAL ADEQUACY, ETC. Section 2.6 of the Credit Agreement is amended to read as follows:

          "Section 2.6 CAPITAL ADEQUACY. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.6:

               (a) `Capital Adequacy Rule' means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

               (b) `L/C Rule' means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

               (c) `Related Lender' includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

               (d) `Return' for any period, means the return as determined by a Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

               (e) `Rule Change' means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

     The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.6. Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.6, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods."

          4. MANDATORY PREPAYMENT. Section 2.7 of the Credit Agreement is amended to read as follows:

          "Section 2.7 MANDATORY PREPAYMENT. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base plus the L/C Amount, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess."

          5. Fees. Section 2.10 of the Credit Agreement is amended to read as follows:

          "Section 2.10 Fees.

               (a) UNUSED LINE FEE. For the purposes of this Section 2.10(a), "Unused Amount" means (i) the Maximum Line, minus (ii) the sum of (A) the outstanding Revolving Advances and (B) the L/C Amount. The Borrower shall pay to the Lender an unused line fee of one quarter of one percent (0.25%) of the average daily Unused Amount during each calendar quarter, due and payable quarterly in arrears on the first day of each quarter and on the Termination Date.

               (b) LETTER OF CREDIT FEES. The Borrower shall pay the Lender a fee with respect to each Letter of Credit, if any, computed at the annual rate of two percent (2%) of the amount of each requested Letter of Credit for the term of the requested Letter of Credit. Such fee shall be due and payable in full at the time the Borrower submits an L/C Application for such Letter of Credit. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

               (c) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrower shall pay the Lender, on demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally."

          6. LETTER OF CREDIT PROVISIONS. The following new Sections are added to the Credit Agreement at the end of Article II:

          "Section 2.11 ISSUANCE OF LETTERS OF CREDIT.

               (a) The Lender may, in its sole discretion and on the terms and conditions set forth herein, cause an Issuer to issue, from the Second Amendment Effective Date to the Termination Date, one or more documentary letters of credit (each, a "Letter of Credit") for the Borrower's account.

                    (i) The Lender shall not consider any request for the
               issuance of any Letter of Credit for the benefit of the Borrower if the face amount of the Letter of Credit to be issued, would exceed the lesser of:

                         (A) $500,000 less the L/C Amount, or

                         (B) the Borrowing Base less the sum of (1) all
                    outstanding and unpaid Revolving Advances and (2) the L/C Amount.

          Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered by the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

               (b) No Letter of Credit shall be issued with an expiry date later than the Maturity Date.

               (c) Any request for the issuance of a Letter of Credit under this
          Section 2.11 shall be deemed to be a representation by the Borrower that the statements set forth in Section 4.2 hereof are correct as of the time of the request.

          "Section 2.12 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer of any Letter of Credit for reimbursement of any and all draws thereunder and all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

               (a) The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw, plus interest on all such amounts, charges and expenses as set forth below (all such amounts are hereinafter referred to as the "Obligation of Reimbursement").

               (b) The Borrower hereby agrees to pay the Lender on demand interest on all amounts, charges and expenses payable by the Borrower to the Lender under this Section 2.12, accrued from the date any such draft, charge or expense is paid by the Issuer until payment in full by the Borrower at the Revolving Floating Rate.

     If the Borrower fails to pay to the Lender promptly the amount of its Obligation of Reimbursement in accordance with the terms hereof and the L/C Application pursuant to which such Letter of Credit was issued, the Lender is hereby irrevocably authorized and directed, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement, including all interest accrued thereon but unpaid at the time of such Revolving Advance, and such Revolving Advance shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.3 hereof.

          "Section 2.13 SPECIAL ACCOUNT. If this Credit Facility is terminated for any reason whatsoever, while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder. The Special Account shall be maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Borrower's Obligation of Reimbursement or any other Obligations, in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

          "Section 2.14 OBLIGATIONS ABSOLUTE. The obligations of the Borrower arising under Section 2.12 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

               (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

               (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

               (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

               (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

               (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing."

          7. PLEDGE OF SPECIAL ACCOUNT AND COLLATERAL ACCOUNT. The following new
Section 3.6 is added at the end of Article III:

               "Section 3.6 SECURITY INTEREST IN SPECIAL ACCOUNT. The Borrower hereby pledges, and grants to the Lender a security interest in, all funds held in the Special Account from time to time and all proceeds thereof, as security for the payment of all Obligations."

          8. CONDITIONS PRECEDENT TO EACH ADVANCE AND EACH LETTER OF CREDIT.
Section 4.2 of the Credit Agreement is amended to read as follows:

          "Section 4.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND CAUSING ALL LETTERS OF CREDIT TO BE ISSUED. The Lender's obligation to make each Advance or issue any Letter of Credit shall be subject to the further conditions precedent that on such date:

               (a) the representations and warranties contained in Article V hereof are correct on and as of such date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

               (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default."

          9. MINIMUM BOOK NET WORTH. Section 6.8 of the Credit Agreement is hereby amended to read as follows:

          "Section 6.8 MINIMUM BOOK NET WORTH. The Borrower will maintain its Book Net Worth determined as at the end of each month, at an amount not less than the amount set forth opposite such month:

               Month                          Minimum Book Net Worth
               -----                          ----------------------
           July 31, 1999                        $1,000,000
          August 31, 1999                        $900,000
         September 30, 1999                     $1,000,000
          October 31, 1999                      $1,000,000
         November 30, 1999                      $1,100,000
         December 31, 1999                      $1,150,000
          January 31, 2000                      $1,300,000
         February 29, 2000                      $1,450,000
           March 31, 2000                       $1,650,000
           April 30, 2000                       $1,825,000
            May 31, 2000                        $2,050,000
           June 30, 2000                        $2,300,000

          10. EVENTS OF DEFAULT. Section 7.1 of the Credit Agreement is amended to add the following new subsection 7.1(e) immediately after Section 7.1(d):

          "(e) Failure to pay when due any amount specified in Section 2.9 hereof relating to the Borrower's Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under
     Section 2.9 or 2.10 hereof."

          11. RIGHTS AND REMEDIES. The following new Section 7.2(d) is added to the Credit Agreement immediately after Section 7.2(c):

          "(d) The Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Sections 2.9 and 2.10 an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder."

          12. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

          13. WAIVER OF DEFAULTS. The Borrower is in default of Section 6.8 of the Credit Agreement which requires that the Borrower maintain a minimum Book Net Worth of at least $2,000,000. As of June 30, 1999, the Borrower had an actual Book Net Worth of $1,485,000 (the "Default"). Upon the terms and subject to the conditions set forth in this Second Amendment, the Lender hereby waives the Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

          14. AMENDMENT FEE. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $2,500 for the increase in the Maximum Line and the default waiver in Paragraph 13 of this Second Amendment.

          15. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Revolving Note substantially in the form of Exhibit A hereto, duly executed on behalf of the Borrower (the "Revolving Note").

          (b) A Certificate of the Secretary of the Borrower certifying as to
     (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary dated as of June 26, 1997 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary dated as of April 16, 1998, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (c) An amendment to the Patent Security Agreement sufficient to grant the Lender a security interest in the Borrower's newly acquired patent for the peripheral video conferencing system technology in Mediapro.

          (d) Payment of the fee described in Paragraph 14.

          (e) Such other matters as the Lender may require.

          16. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and the Revolving Note and to perform all of its obligations hereunder, and this Amendment and the Revolving Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, each enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment and the Revolving Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          17. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          18. NO OTHER WAIVER. Except as set forth in paragraph 13 hereof, the execution of this Amendment and acceptance of the Revolving Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

          19. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          20. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 14 hereof.

          21. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.               RSI SYSTEMS, INC.



By                                              By
   ---------------------------------              ------------------------------

   ---------------------------------              ------------------------------
     Its Vice President                              Its
                                                        ------------------------

                                                Exhibit A to Second Amendment to
                                                Amended and Restated Credit and
                                                Security Agreement

                        SECOND REPLACEMENT REVOLVING NOTE

$2,500,000                                                Minneapolis, Minnesota
                                                               September 3, 1999

          For value received, the undersigned, RSI SYSTEMS, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below) to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million, Five Hundred Thousand Dollars ($2,500,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Amended and Restated Credit and Security Agreement dated as of April 16, 1998 by and between the Lender and the Borrower as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of September 22, 1998 and Second Amendment to Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

          This Note is the Revolving Note as defined in the Credit Agreement and is subject to the Credit Agreement. To the extent this Note evidences the Borrower's obligation to pay existing Revolving Advances, this Note is issued in substitution for and replacement of but not in payment of the Borrower's promissory note dated as of September 22, 1998 payable to the order of the Lender in the original principal amount of $2,000,000.

                                  RSI SYSTEMS, INC.


                                  By
                                    --------------------------------------------
                                    Donald C. Lies
                                    Its President
                                    and Chief Executive Officer